[LSB FINANCIAL CORP. LETTERHEAD]

March 19, 2001

Dear Fellow Shareholder:

        On behalf of the Board of Directors and management of LSB Financial Corp., we cordially invite you to attend the annual meeting of the LSB Financial Corp. shareholders. The meeting will be held at 9:00 a.m., Lafayette, Indiana time, on Wednesday, April 18, 2001, at the Riehle Plaza located at 200 N. Second Street, Lafayette, Indiana. The annual meeting will include management's report to you on the Company's 2000 financial and operating performance.

        An important aspect of the annual meeting process is the annual shareholder vote on corporate business items. I urge you to exercise your rights as a shareholder to vote and participate in this process.

        Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope provided as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

        Your Board of Directors and management are committed to the success of LSB Financial Corp. and the enhancement of your investment. As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

Very truly yours,

JOHN W. COREY
President and Chief Executive Officer

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LSB FINANCIAL CORP.
101 Main Street
Lafayette, Indiana 47901
(765) 742-1064

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on April 18, 2001

        Notice is hereby given that the Annual Meeting of Shareholders of LSB Financial Corp. will be held at the Riehle Plaza located at 200 N. Second Street, Lafayette, Indiana, on Wednesday, April 18, 2001, at 9:00 a.m. local time. At the annual meeting, shareholders will be asked to consider and vote on the following proposals:

Proposal I.	Election of three directors, each with a term of three years; and

Proposal II.	Ratification of the appointment of Crowe Chizek and Company LLP, as independent auditors for the Company for the year ending December 31, 2001.

Shareholders also will transact such other matters as may properly come before the annual meeting, or any adjournments or postponements thereof. We are not aware of any other business to come before the meeting.

        The record date for the annual meeting is March 7, 2001. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. A complete list of shareholders entitled to vote at the meeting will be available for inspection by shareholders at the offices of the Company during the five days prior to the annual meeting as well as at the meeting. Your Board of Directors recommends that you vote "FOR" the proposals.

        A proxy card and proxy statement for the annual meeting are enclosed. Whether or not you plan to attend the annual meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited on behalf of the Board of Directors. The proxy will not be used if you attend and vote at the annual meeting in person. Regardless of the number of shares you own, your vote is very important. Please act today.

        Thank you for your continued interest and support.

BY ORDER OF THE BOARD OF DIRECTORS

JOHN W. COREY
President and Chief Executive Officer

Lafayette, Indiana
March 19, 2001

Important: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting. A pre-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

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LSB Financial Corp.
101 Main Street
Lafayette, Indiana 47901
(765) 742-1064

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be held on April 18, 2001

INTRODUCTION

        The LSB Financial Corp. Board of Directors is using this proxy statement to solicit proxies from the holders of common stock of LSB Financial Corp. for use at the Company's Annual Meeting of Shareholders. This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about March 19, 2001. LSB Financial Corp. is referred to in this proxy statement as "LSB Financial" or the "Company."

        Certain of the information provided herein relates to Lafayette Savings Bank, FSB, a wholly-owned subsidiary of LSB Financial. Lafayette Savings Bank, FSB is referred to in this proxy statement as "Lafayette Savings."

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

       Our annual meeting will be held as follows:

Date:	April 18, 2001
Time:	9:00 a.m., local time
Place:	Riehle Plaza
200 N. Second Street
Lafayette, Indiana

Matters to be Considered at the Annual Meeting

        At the annual meeting, shareholders of LSB Financial are being asked to consider and vote upon the following proposals:

Proposal I.	Election of three directors, each with a term of three years; and

Proposal II.	Ratification of the appointment of Crowe Chizek and Company LLP, as independent auditors for the Company for the year ending December 31, 2001.

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The shareholders also will transact any other business that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

        A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of one-third of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will not be included in the calculation of the number of shares considered to be present at the meeting.

Your Voting Rights

        We have fixed the close of business on March 7, 2001 as the record date for the annual meeting. Only shareholders of record of LSB Financial common stock on that date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of LSB Financial common stock you own. On March 7, 2001, 1,391,096 shares of LSB Financial common stock were outstanding and entitled to vote at the annual meeting.

        If you are the beneficial owner of shares held in "street name" by a broker, bank or other nominee, your nominee, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, your nominee will nevertheless be entitled to vote the shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes." Under the Nasdaq Stock Market rules, both the election of directors and the ratification of auditors are considered "discretionary" items and, therefore, your nominee may vote your shares without instructions from you.

        Broker non-votes and abstentions will be included for purposes of calculating the presence of a quorum, which is necessary in order for us to conduct the meeting. While broker non-votes are not counted as shares entitled to vote on a proposal, and so do not affect the outcome of any of the votes at the meeting, abstentions will affect the outcome of the vote for the ratification of our independent auditors.

        We maintain an Employee Stock Ownership Plan ("ESOP ") which owns approximately 9.05 percent of LSB Financial common stock. Employees of LSB Financial and Lafayette Savings participate in the ESOP. Each ESOP participant instructs the trustee of the plan how to vote the shares of LSB Financial common stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the voting instruction card distributed by the ESOP trustee, the ESOP trustee will vote such participant's shares in accordance with the shareholder's instructions. Where properly executed voting instruction cards are returned to the ESOP trustee with no specific instruction as how to vote at the annual meeting, the trustee will vote the shares "FOR" the election of each of management's director nominees and "FOR" the ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors for LSB Financial for the year ending December 31, 2001. In the event the ESOP participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her ESOP account, the ESOP trustee shall vote such shares "FOR" each of management's director nominees and "FOR" the ratification of the appointment of Crowe, Chizek and Company LLP. The ESOP trustee will vote the shares of LSB Financial common stock held in the ESOP but not allocated to any participant's account in the same proportion as directed by the ESOP participants who directed the trustee as to the manner of voting their allocated shares in the ESOP with respect to each such proposal.

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Vote Required to Approve the Proposals

        Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of LSB Financial common stock. This means that the three director nominees with the most affirmative votes will be elected to fill the available seats. If you vote "withheld" with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for the purposes of determining whether there is a quorum.

        Ratification of the appointment of Crowe, Chizek and Company LLP as our independent auditors for the fiscal year ending December 31, 2001 requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by holders of LSB Financial common stock. Shareholder abstentions on the proposal to ratify the appointment of Crowe, Chizek and Company LLP as our independent auditors will have the same effect as a vote against the proposal, while broker non-votes will have no effect on the outcome of the vote.

       The LSB Financial Board of Directors unanimously recommends that you vote "FOR" the election of each of management's director nominees and "FOR" the proposal to ratify Crowe, Chizek and Company LLP as our independent auditors for the fiscal year ending December 31, 2001.

How to Vote at the Annual Meeting

       You may vote in person at the annual meeting or by proxy. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you were the beneficial owner of LSB Financial common stock on March 7, 2001, the record date for voting at the annual meeting. See "How to Revoke Your Proxy" below.

        If you properly give your proxy and submit it to us in time to vote, the persons named as your proxy will vote your shares as you have directed. If you submit your proxy but do not make a specific choice as to how to vote, your proxy will follow the LSB Financial Board's recommendation and vote your shares "FOR" the election of each of management's director nominees and "FOR" the proposal to ratify Crowe, Chizek and Company LLP as our independent auditors for the fiscal year ending December 31, 2001. Voting instructions are included on your proxy card. If your shares are registered in the name of a broker, bank or other nominee, you should follow the instructions set forth on the voting instruction form provided to you.

        The persons named in the proxy will have the discretion to vote on any other business properly presented for consideration at the annual meeting in accordance with their best judgment. We are not aware of any other matters to be presented at the shareholders' annual meeting other than those described in the Notice of Annual Meeting of Shareholders accompanying this document.

        You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children -- in which case you will receive three separate proxy cards to vote.

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How to Revoke or Change Your Proxy

       You may revoke your proxy and change your vote at any time before the polls close at the meeting:

•	by signing and submitting a new proxy with a later date,

•	by notifying the Secretary of LSB Financial in writing that you would like to revoke your proxy, or

•	by voting in person at the annual meeting.

        If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

Proxy Solicitation Costs

       We will pay our own costs of soliciting proxies. In addition to this mailing, our directors, officers and employees may also solicit proxies personally, electronically or by telephone. We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

SHARE OWNERSHIP OF LSB FINANCIAL CORP. COMMON STOCK

Stock Ownership of Significant Shareholders, Directors and Executive Officers

        The following table presents information regarding the beneficial ownership of LSB Financial common stock as of March 7, 2001, by:

•	those persons or entities (or group of affiliated persons or entities) known by management to beneficially own more than five percent of the outstanding common stock of LSB Financial;

•	each director and director nominee of LSB Financial;

•	each executive officer of LSB Financial named in the Summary Compensation Table appearing under "Executive Compensation" below; and

•	all of the executive officers and directors of LSB Financial as a group.

        The persons named in this table have sole voting power for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. The address of each of the beneficial owners, except where otherwise indicated, is the same address as LSB Financial. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of LSB Financial.

        Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options held by that person that are currently exercisable or exercisable within 60 days after March 7, 2001 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

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	Shares	Percent
	Beneficially	of
Beneficial Owners	Owned (1)	Class
LSB Financial Corp. Employee Stock Ownership Plan(2)	125,886	9.05%
James A. Andrew, Director	41,930 (3)	3.00
John W. Corey, Director, President and CEO	56,703	4.00
Mary Jo David, Director, Vice President, CFO and Secretary	23,531	1.68
Harry A. Dunwoody, Director and Senior Vice President	26,640	1.90
Philip W. Kemmer, Director	7,535	*
Thomas R. McCully, Director	18,062(4)	1.30
Peter Neisel, Director	25,470	1.82
Mariellen M. Neudeck, Chairman of the Board	29,602(5)	2.12
Jeffrey A. Poxon, Director	24,756(6)	1.77
John C. Shen, Director(7)	72,767	5.21
Charles W. Shook, Director	1,650	*
Directors and executive officers of the Corporation as a group (11 persons)(8)	328,646	22.22
(1)	Includes shares of common stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days of the March 7, 2001 voting record date, pursuant to the exercise of stock options, as follows:

Mr. Andrew - 6,383 shares	Mr. Corey - 25,539 shares	Ms. David - 10,639 shares
Mr. Dunwoody - 10,639 shares	Mr. Kemmer - 6,383 shares	Mr. McCully - 1,500 shares
Mr. Neisel - 6,383 shares	Ms. Neudeck - 6,383 shares	Mr. Poxon - 6,383 shares
Mr. Shen - 6,383 shares	Mr. Shook - 1,500 shares
(2)	Represents shares held by the ESOP, 68,437 shares of which have been allocated to accounts of participants. Pursuant to the terms of the ESOP, each ESOP participant has the right to direct the voting of shares of common stock allocated to his or her account. First Bankers Trust Company, N.A., Quincy, Illinois, as the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants.

(3)	Includes 7,569 shares as to which Mr. Andrew may be deemed to have shared beneficial ownership.

(4)	Includes 12,402 shares as to which Mr. McCully may be deemed to have shared beneficial ownership.

(5)	Includes 6,334 shares as to which Ms. Neudeck may be deemed to have shared beneficial ownership.

(6)	Includes 5,704 shares as to which Mr. Poxon may be deemed to have shared beneficial ownership.

(7)	Mr. Shen is due to retire from the LSB Financial Board of Directors at the April 18, 2001 annual meeting.

(8)	Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes 88,115 shares of common stock issuable upon exercise of the directors' and executive officers' stock options.

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Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of LSB Financial's common stock (or any other equity securities, of which there are none), to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this proxy statement any late filings or failures to file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with except that Mr. Corey inadvertently failed to timely file a Form 5 reporting a gift of 600 shares of common stock.

PROPOSAL I - ELECTION OF DIRECTORS

        Our Board of Directors currently consists of eleven members. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified. All of our nominees currently serve as LSB Financial directors. If any director nominee is unable to serve before the election, your proxy authorizes us to vote for a replacement nominee if our Board of Directors names one. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

        Effective as of the date of the annual meeting, Mr. Shen will retire from the board of directors in accordance with our bylaws which require a director upon reaching 70 years of age to retire from the board of directors as of the annual meeting next following attainment of age 70. Mr. Shen was 70 years of age on October 20, 2000. The Board of Directors of LSB Financial and Lafayette Savings appreciate the guidance and dedicated service of Mr. Shen over the years. The Board of Directors has adopted a resolution amending the Company's bylaws reducing the size of the board of directors from 11 to 10, effective as of the date of the annual meeting, to eliminate the vacancy created by Mr. Shen's retirement.

        The table below sets forth information regarding our Board of Directors, including their age, position with LSB Financial and term of office. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The Board of Directors recommends you vote "FOR" each of the director nominees.

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			Term of
			Director	Office
Name	Age	Position(s) Held	Since(1)	Expires
		Nominee
Harry A. Dunwoody	54	Senior Vice President and Director	1993	2004
Mariellen M. Neudeck	59	Chairman of the Board	1986	2004
Charles W. Shook	45	Director	1999	2004
		Directors Remaining in Office
Thomas R. McCully	60	Director	1999	2002
Peter Neisel	62	Director	1990	2002
Jeffrey A. Poxon	54	Director	1992	2002
Mary Jo David	51	Vice President, Chief Financial Officer, Secretary and Director	1999	2002
James A. Andrew	52	Director	1978	2003
John W. Corey	66	President, Chief Executive Officer and Director	1991	2003
Philip W. Kemmer	57	Director	1985	2003
(1)   Includes service as a director of Lafayette Savings.

        The principal occupation of each director of LSB Financial and each of the nominees for director is set forth below. All directors and nominees have held their present position for at least five years unless otherwise indicated.

        Harry A. Dunwoody. Mr. Dunwoody has served as Senior Vice President of Lafayette Savings since 1989 and was elected as a Director of the bank in 1993. He has held the same positions with the Company since its formation in 1994. He is responsible for the residential and consumer lending functions of the bank.

        Mariellen M. Neudeck. Ms. Neudeck is a Vice President of Greater Lafayette Health Services, Inc. and is responsible for the administration of nine departments and seven functional areas of the hospital. She was elected as Chairman of the Board of Lafayette Savings in 1993 and of LSB Financial in 1994.

        Charles W. Shook. Mr. Shook is Vice President and co-manager of Coldwell Banker/The Shook Agency, a real estate brokerage business. He has held these positions since 1989.

        Thomas R. McCully. Mr. McCully is a partner in the law firm of Stuart & Branigin and has worked there since 1966.

        Peter Neisel. Mr. Neisel is President and Chief Executive Officer of Schwab Corp., a manufacturer and seller of office equipment.

        Jeffrey A. Poxon. Mr. Poxon is the Senior Vice President, Investments and Chief Investment Officer of The Lafayette Life Insurance Company.

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        Mary Jo David. Ms. David is Vice-President, Chief Financial Officer and Secretary of LSB Financial and Lafayette Savings. She has held these positions with the Company since its formation in 1994 and with Lafayette Savings since 1992.

        James A. Andrew. Mr. Andrew is President and owner of Henry Poor Lumber Co. and Homeworks, retailers of building materials. He is also involved in residential and commercial land development.

        John W. Corey. Mr. Corey is President, Chief Executive Officer and Director of LSB Financial and its wholly-owned subsidiary, Lafayette Savings. He has held his position with the Company since its formation in 1994 and with Lafayette Savings since 1991.

        Philip W. Kemmer. Mr. Kemmer, retired as of December 31, 1999, became the business administrator of the First Assembly of God Church in July, 1995. From 1991 to 1995, he was a broker with The Prudential Key Realty, real estate brokerage firm.

MEETINGS AND COMMITTEES

Meetings

        Meetings of the Board of Directors of LSB Financial are generally held on a monthly basis. Meetings of the Board of Directors of Lafayette Savings, the Company's wholly-owned operating subsidiary, are also generally held on a monthly basis. Membership on the Boards of Directors of LSB Financial and Lafayette Savings are identical. During 2000, the LSB Financial Board of Directors conducted 12 regular board meetings and no special board meetings and the Lafayette Savings Board of Directors conducted 12 regular board meetings and two special board meetings. Each director attended at least 75% of each of the LSB Financial Board and Lafayette Savings Board meetings and any committees on which he or she served during fiscal 2000.

Committees

        In response to new regulations issued by the SEC, the Board of Directors of LSB Financial established an audit committee at the Company level during fiscal 2000, consisting of the same members who serve on the audit committee for Lafayette Savings. Other than the audit committee, LSB Financial currently does not have any other standing committees as the business of LSB Financial currently consists solely of that of its operating subsidiary, Lafayette Savings. Lafayette Savings, whose board of directors is identical to that of LSB Financial's, has a standing audit committee and compensation committee. Lafayette Savings also has other Board committees which meet from time to time as needed to review various other functions of the bank. The entire Board of Directors of LSB Financial serves as the Company's nominating committee.

Audit Committee	Compensation Committee
Peter Neisel	James A. Andrew
Thomas R. McCully	Peter Neisel
Charles W. Shook	Mariellen M. Neudeck
Mariellen M. Neudeck	Jeffrey A. Poxon

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        The Audit Committee of LSB Financial operates under a written charter adopted by the full Board of Directors, a copy of which is attached to this proxy statement as Annex A. Each member of the Audit Committee is "independent" under the definition of independence contained in the National Association of Securities Dealers' listing standards for the Nasdaq Stock Market. The audit committee met four times during the fiscal year and meets at least quarterly with the Company's management and independent accountants to, among other things:

•	review the results of the annual audit and quarterly reviews and discuss financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;

•	recommend to the board of directors the independent accountants to be retained and receive and consider the accountant's comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls;

•	oversee the entire audit function both internal and independent; and

•	provide an effective communication link between the auditors (internal and independent) and the Board of Directors.

        The compensation committee met once during fiscal 2000. The functions of the compensation committee are as follows:

•	make salary and bonus recommendations, administer our stock option and incentive plan and restricted stock plan, and determine terms and conditions of employment of our officers;

•	oversee the administration of our employee benefit plans covering employees generally; and

•	make recommendations to the Board of Directors with respect to our compensation policies.

        The entire Board of Directors of LSB Financial selects nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in the bylaws of LSB Financial. Pursuant to the Company's bylaws, nominations by shareholders must be delivered in writing to the Secretary of LSB Financial at least 30 days prior to the date of the annual meeting; provided, however, that in the event less than 40 days' notice of the date of the annual meeting is given or made to shareholders, such nominations by shareholders must be delivered to LSB Financial no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was first made.

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AUDIT COMMITTEE REPORT

        The following Audit Committee Report of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

        The Audit Committee has issued the following report with respect to the audited financial statements of LSB Financial for the fiscal year ended December 31, 2000.

•	The Audit Committee has reviewed and discussed with LSB Financial's management the Company's audited financial statements for the year ended December 31, 2000;

•	The Audit Committee has discussed with Crowe, Chizek and Company LLP, the independent auditors for LSB Financial, those matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61;

•	The Audit Committee has received the written disclosures and the letter from Crowe, Chizek and Company LLP required by Independence Standards Board No. 1 disclosing the matters that, in the auditor's judgement, may reasonably be thought to bear on the auditors' independence from LSB Financial, and has discussed with the auditors their independence from the Company; and

•	Based on the review and discussions referred to in the three items noted above, the Audit Committee recommended to the Board of Directors that the fiscal year 2000 audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

Submitted by the Audit Committee of
LSB Financial Corp.'s Board of Directors:

Peter Neisel, Chairman	Thomas R. McCully	Mariellen M. Neudeck	Charles W. Shook

COMPENSATION OF DIRECTORS

        The members of the Boards of Directors of LSB Financial and Lafayette Savings are identical. Directors of LSB Financial are not compensated for service on the Company's Board of Directors. Directors of Lafayette Savings, however, are compensated for service on the Lafayette Savings Board of Directors. During fiscal 2000, each non-employee director of Lafayette Savings is being paid an annual retainer of $10,500, except for the Chairman of the Board, who will receive an annual retainer of $12,500. Each non-employee director also receives $50 for each loan committee meeting attended. Directors who are also employees of Lafayette Savings do not receive any fees for their service on the Board or any Board committees.

        Thomas R. McCully, a director of LSB Financial and Lafayette Savings, is a partner in the law firm of Stuart & Branigin, which firm acts as counsel to Lafayette Savings from time to time. The legal fees received by the law firm for professional services rendered to Lafayette Savings during the year ended December 31, 2000 did not exceed five percent of the firm's gross revenues.

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EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth summary information concerning compensation awarded to, earned by or paid to Mr. Corey, LSB Financial's President and Chief Executive Officer for services rendered in all capacities with the Company and Lafayette Savings. No other executive officer received aggregate compensation, which includes salary and bonus, exceeding $100,000, for services rendered in 2000. Mr. Corey received perquisites and other personal benefits in addition to his salary and bonus during the periods stated. The aggregate amount of these perquisites and other personal benefits, however, did not exceed the lesser of $50,000 or 10% of his total annual salary and bonus and, therefore, has been omitted as permitted by the rules of the SEC.

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)	Options/ SARs (#)	All Other Compensation ($)
John W. Corey President and CEO	2000 1999 1998	$142,900 138,750 132,150	--- --- ---	--- --- ---	--- --- ---	$36,587(1) 43,997 38,892

(1)	Includes Lafayette Savings's annual contribution to the following plans on behalf of Mr. Corey: Employee Stock Ownership Plan - $7,908; and Supplemental Retirement Benefit Plan - $28,679. Lafayette Savings' Employee Stock Ownership Plan contribution on behalf of Mr. Corey had a market value of $115,079 as of December 31, 2000.

Aggregate Option Exercises in Last Fiscal Year and FY-End Option Values

        The following table summarizes certain information relating to stock options held by Mr. Corey during the fiscal year ended December 31, 2000 and the value of such options at December 31, 2000. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on December 29, 2000 (the last trading day of the fiscal year), which was $12.00 per share, based on the closing price of LSB Financial common stock as reported on the Nasdaq Stock Market on that date. These values, unlike the amounts set forth in the column "Value Realized," have not been, and may never be, realized. These options have not been, and may not ever be, exercised. Actual gains, if any, on exercise will depend on the value of LSB Financial common stock on the date of exercise. There can be no assurance that these values will be realized. Unexercisable options are those which have not yet vested.

			Number of Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
John W. Corey	---	$---	25,539	---	$69,032	$---

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Special Termination Agreement

        Lafayette Savings entered into a special termination agreement with John W. Corey in February 1995, upon completion of Lafayette Savings' mutual to stock conversion. The agreement provides for an initial term of three years and extensions of one year, in addition to the then-remaining term under the agreement, on each anniversary of the effective date of the agreement. Extensions of the agreement are subject to an annual evaluation of Mr. Corey's performance by the Board of Directors. As of December 31, 2000, Mr. Corey had approximately one year remaining on his agreement.

        Under the agreement, Mr. Corey will receive the termination benefits described below if, following a "change in control" of LSB Financial or Lafayette Savings, as that term is defined in the agreement, (i) his employment is involuntarily terminated, other than for cause or as a result of his death or disability, or (ii) he voluntarily terminates his employment following any material demotion, loss of title or office, significant reduction in authority, significant reduction in annual compensation or benefits, or relocation of his principal place of employment by more than 30 miles from its location immediately prior to the change in control. Mr. Corey is not entitled to any termination benefits under his agreement if following a change in control he is terminated for cause or his employment ceases as a result of his death or disability.

        The termination benefits payable to Mr. Corey under his agreement are as follows: (i) a lump sum cash payment equal to 299% of his "base amount" of compensation as determined in accordance with Section 280G of the Internal Revenue Code of 1986 and (ii) for a period of 36 months after his termination following a change in control, continued life, medical, dental and disability coverage substantially identical to the coverage he was receiving at the time of his termination. Any payments or benefits received by Mr. Corey under his agreement or otherwise in connection with a change in control of LSB Financial or Lafayette Savings will be reduced to the extent necessary to permit such payments to be fully deductible pursuant to Section 280G of the Internal Revenue Code by the Company for federal income tax purposes. Based on his current salary, if Mr. Corey was terminated as of January 1, 2001 under circumstances entitling him to the termination benefits described above, he would have been entitled to receive a lump sum cash payment of approximately $513,000.

PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF AUDITORS

        The LSB Financial Board of Directors has renewed its arrangement for Crowe, Chizek and Company LLP to be its independent auditors for the year ending December 31, 2001, subject to the ratification of the appointment by shareholders. A representative of Crowe, Chizek and Company LLP is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

        The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Crowe, Chizek & Company LLP as LSB Financial's independent auditors for the year ending December 31, 2001.

        Audit Fees. The aggregate fees billed to LSB Financial by Crowe, Chizek and Company LLP for professional services rendered for the audit of LSB Financial's financial statements for fiscal 2000 and the reviews of the financial statements included in LSB Financial's Form 10-QSB for that year were $38,000.

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        Financial Information Systems Design and Implementation Fees. There were no fees for financial information systems design and implementation billed to LSB Financial by Crowe, Chizek and Company LLP for fiscal 2000.

       All Other Fees. Other than audit fees, the aggregate fees billed to LSB Financial by Crowe, Chizek and Company LLP for fiscal 2000 were $48,000.

        The Audit Committee of the Board of Directors has considered whether the providing of all non-auditing services and financial information systems design and implementation services, if any, (and the aggregate fees billed for such services) in fiscal year 2000 by Crowe, Chizek and Company LLP, the principal independent auditors, is compatible with maintaining the principal auditors' independence.

CERTAIN TRANSACTIONS

        Lafayette Savings has followed a policy of granting loans to officers and directors. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

        All loans made by Lafayette Savings to its directors and executive officers are subject to the Office of Thrift Supervision regulations restricting loan and other transactions with affiliated persons of Lafayette Savings. All loans to directors and executive officers were performing in accordance with their terms at December 31, 2000.

SHAREHOLDER PROPOSALS

        In order to be eligible for inclusion in LSB Financial's proxy materials for next year's annual meeting of shareholders, any shareholder proposal must be received at LSB Financial's executive office located at 101 Main Street, Lafayette, Indiana 47901 on or before November 19, 2001. To be considered for presentation at next year's annual meeting, although not included in the proxy statement, any shareholder proposal must be received at our executive office on or before February 15, 2002; provided, however, that in the event that the date of next year's annual meeting is held before March 29, 2002 or after June 17, 2002, the shareholder proposal must be received on or before the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was made, whichever occurs first.

        All shareholder proposals for inclusion in LSB Financial's proxy materials shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934 and, as with any shareholder proposal regardless of whether it is included in LSB Financial's proxy materials, the Company's Articles of Incorporation and Bylaws, and Indiana law.

OTHER MATTERS

        The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

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ANNEX A

LSB FINANCIAL CORP.
AUDIT COMMITTEE CHARTER

Purpose

The purpose of the audit committee is to assist the Board of Directors in fulfilling its oversight responsibility with respect to external and internal financial reporting; external and internal audit functions including regulatory or other auditors; and risk management identification, management and control.

Composition

The audit committee shall be comprised of a minimum of three independent, financially literate directors, one of whom has accounting or related financial management experience. An independent director is free of any relationship that could influence his or her judgement as a committee member, is not associated with a major vendor or customer of the Company and in the case of any temporary conflict of interest, will disclose the conflict and recuse himself or herself from any decisions affected by the conflict.

Meetings

The audit committee shall meet at least four times annually, or more frequently as circumstances dictate. The audit committee shall meet privately with the internal auditor and the independent auditor at least once during each year. Minutes of meetings shall be maintained.

Responsibilities - general

•	The audit committee will provide the channel of communications between the external auditors, the internal auditors, and the board of directors.

•	The audit committee shall report committee actions to the full board of directors and make recommendations as appropriate.

•	The audit committee shall have the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. It is authorized to retain any counsel, accountants or others deemed necessary to assist in such investigation.

•	The audit committee shall review this charter annually and update it as needed.

Responsibilities - internal and external audit functions

•	The audit committee shall recommend to the Board the appointment and/or discharge of the Company's external auditor. The committee shall evaluate the external auditor's independence. This evaluation shall include an annual review of required, written disclosures from the external auditor of any relationships that may reasonably be thought to bear on their independence and written disclosures confirming the audit company's independence from the bank. The audit committee shall also review fees paid to external auditors for their annual audit.

•	The audit committee shall be responsible for overseeing all areas of the internal audit. It shall select the internal auditor and assure its independence. This oversight process shall include a review of management consulting services provided and fees paid for them.

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•	The audit committee shall consider, in consultation with the external auditor and the director of the internal audit, the audit scope and procedural plans made by the internal auditors and the external accountants.

•	The audit committee shall establish that the external and internal auditors view the board of directors as their client, and see that they provide the audit committee of the board with a timely analysis of significant financial reporting issues and any other significant findings and recommendations, as well as management's responses to them.

•	The audit committee shall review with the internal and external auditors the adequacy of the company's internal controls, and any significant findings and recommendations made by them as well as management's responses to them.

•	The audit committee will review with management and the internal auditors any significant findings during the year and management's responses to them,

any difficulties encountered while conducting their audits, including any restrictions on the scope of their work or access to any required information,

any changes to the planned scope of the internal audit plan.

Responsibilities - financial reporting

•	Following the completion of the annual audit, the audit committee will review with management and the external auditors the company's annual financial statement and related footnotes,

the independent audit and report on the financial statements,

the auditor's qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are, any serious difficulties or disputes with management during the course of the audit.
•	The audit committee shall review annual filings with the SEC and other published documents containing the company's financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

•	The audit committee shall review the interim financial reports with management, and the external and internal auditors before those interim reports are released to the public or filed with the SEC or other regulators.

•	The audit committee will prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities and how the responsibilities were fulfilled.

Responsibilities - risk management and identification

•	The audit committee shall ask management, the external and internal auditors about significant risks and exposures and will assess management's steps to minimize them.

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REVOCABLE PROXY

LSB FINANCIAL CORP.

Annual Meeting of Shareholders • April 18, 2001

The undersigned hereby appoints the members of the Board of Directors of LSB Financial Corp., and its survivors, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of LSB Financial Corp. common stock held of record by the undersigned at the close of business on March 7, 2001, at the annual meeting of shareholders to be held on Wednesday, April 18, 2001, at 9:00 a.m. local time, and at any and all adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of the proposals set forth herein. Should a director nominee be unable to serve as a director, an event that we do not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

The Board of Directors recommends a vote "FOR" the listed proposals.

		FOR	WITH- HOLD	FOR ALL EXCEPT
Proposal 1:	The election of Harry A. Dunwoody (01), Mariellen M. Neudeck (02) , and Charles W. Shook (03) as directors of LSB Financia l Corp., each with a term of three years.

Instructions: To vote for all nominees mark the box "FOR" with an "X". To withhold your vote for all nominees mark the box "WITHHOLD" with an "X". To withhold your vote for one or more nominee(s) mark the box "FOR ALL EXCEPT" with an "X" and write the number(s) corresponding to the nominee(s) on the following line for whom you wish to withhold your vote.

		FOR	AGAINST	ABSTAIN
Proposal 2:	Ratification of Crowe, Chizek and Company LLP as independent auditors for the Company for the year ending December 31, 2001.

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This proxy is solicited on behalf of the Board of Directors of LSB Financial Corp.

This proxy may be revoked at any time before it is voted by delivering to the Secretary of LSB Financial Corp. on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than this proxy or a later dated proxy relating to the same shares of LSB Financial Corp. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from LSB Financial Corp. prior to the execution of this proxy, of the Notice of Annual Meeting scheduled to be held on April 18, 2001, an Annual Report to Shareholders for the year ended December 31, 2000, and a proxy statement relating to the business to be addressed at the meeting.

Dated: ____________________, 2001

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE